                                                                  Exhibit 3(a)

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CPC INTERNATIONAL INC.

    CPC International Inc. (hereinafter called the "Corporation") was originally incorporated in the State of Delaware under the name "Corn Products Company," and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 17, 1959. This Restated Certificate of Incorporation was duly adopted by the Board of Directors effective as of April 22, 1993 in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware without a vote of the stockholders. It only restates and integrates and does not further amend the provisions of the Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

    FIRST : The name of the Corporation is CPC International Inc.

    SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 925,000,000 shares, consisting of

        (a) 25,000,000 shares of Preferred Stock, par value $1.00 per share, and

        (b) 900,000,000 shares of Common Stock, par value $.25 per share.

    Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

    Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of stock of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

    Subject to the provisions of any applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

    SECTION 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall initially be 600,000, par value $1.00 per share, such number of shares to be subject to increase or decrease by action of the Board of Directors as evidenced by a certificate of designation.

    SECTION 2. Dividends and Distributions.

    (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $110 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.25 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 19, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $110 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

    SECTION 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

        (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

        (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

        (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

        (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

        (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

        (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    SECTION 4. Certain Restrictions.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

    (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

    (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    SECTION 5. Reacquired Shares.

    Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    SECTION 6. Liquidation, Dissolution or Winding Up.

    (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $50 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

    (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

    (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    SECTION 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    SECTION 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

    SECTION 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

    SECTION 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

    SECTION 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                   SERIES A ESOP CONVERTIBLE PREFERRED STOCK

    SECTION 1. Designation and Amount; Special Purpose Restricted Transfer
Issue.

    (A) The shares of such series shall be designated as "Series A ESOP Convertible Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series initially shall be 3,000,000, such number of shares to be subject to increase or decrease by the Board of Directors as evidenced by a certificate of designations; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by, or upon the conversion of any outstanding securities convertible into Series A Preferred Stock issued by, the Corporation.

    (B) Shares of Series A Preferred Stock shall be issued only to The Northern Trust Company or its successors as trustee, or their respective nominees (the "Trustee"), of the employee stock ownership plan (together with any successor plan, the "Plan") portion of the CPC International Inc. Savings/Retirement Plan for Salaried Employees. All references to the holder of shares of Series A Preferred Stock shall mean the Trustee. In the event of any transfer of shares of Series A Preferred

Stock to any person or entity other than the Corporation or a Trustee, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Corporation, the holder thereof or the transferee thereof, shall be automatically converted into shares of Common Stock pursuant to paragraph 5(H) hereof and no such transferee shall have any of the voting powers, preferences and relative, optional or special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series A Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series A Preferred Stock have been automatically converted as of the date of such transfer. Notwithstanding the foregoing, the pledge of Series A Preferred Stock as collateral by or pursuant to any credit agreement, indenture or other document or instrument shall not constitute a transfer for purposes of this paragraph 1(B), but the foreclosure or other realization upon such pledged shares shall constitute a transfer. Certificates representing shares of Series A Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph 1(B), shares of Series A Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

    SECTION 2. Dividends and Distributions.

    (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock, in preference to any shares of any stock ranking as to dividends, or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $7.14 per share per annum, and no more, payable semi-annually in arrears, one-half on the 15th day of December and one-half on the 15th day of June of each year (each a "Dividend Payment Date") commencing on June 15, 1990, to the holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a Business Day (as defined in paragraph 9(F) hereof), the dividend payment due on such Dividend Payment Date shall be payable on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from and including December 15, 1989. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after issuance on the shares of Series A Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

    (B) So long as any shares of Series A Preferred Stock shall be outstanding, no dividend shall be, directly or indirectly, declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid or payable through such dividend payment period on the Series A Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date, and the Corporation shall have redeemed (i) all of the shares of Series A Preferred Stock that it is required to redeem pursuant to
Section 7 hereof if the mandatory obligation to redeem shares of Series A Preferred Stock set forth therein is applicable and (ii) all of the shares of Series A Preferred Stock for which a notice of redemption has been sent pursuant to paragraph 6(B) hereof, if any. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due or the Corporation shall fail to discharge its obligation to redeem shares of Series A Preferred Stock pursuant to Section 6 hereof once notice of redemption has been sent or pursuant to Section 7 hereof once the mandatory obligation to redeem shares of Series A Preferred Stock set forth therein is applicable, the Corporation shall not, directly or indirectly, declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid in full or declared and set apart for payment in full and any such obligation shall have been discharged; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock, (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation in whole, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock or (iii) any payment made in respect of the purchase or redemption of the Rights, as defined in paragraph 5(G) hereof, or any rights similar thereto.

    SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (A) The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock (and the holders of any other class or series of stock which may similarly be entitled to vote with shares of Common Stock) as one class. The holder of each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series A Preferred Stock shall also be similarly adjusted.

        (B) Except as otherwise required by law or set forth herein, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with the holders of Common Stock and the holders of any other class or series of stock which may similarly be entitled to vote with the shares of Common Stock as set forth herein) for the taking of any corporate action.

        (C) The Restated Certificate of Incorporation of the Corporation (including this Certificate of Designations) shall not be amended, altered or repealed in any manner (including any amendment, alteration or repeal effected by any merger or consolidation) which would adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a series; provided, that any increase in the authorized Preferred Stock or the creation and issuance (whether or not authorized on or prior to the issuance of any Series A Preferred Stock) of any other class or series of Preferred Stock ranking senior to or on a parity with or junior to the Series A Preferred Stock as to payment of dividends and upon liquidation in whole, dissolution or winding-up of the Corporation or any increase or decrease in the number of shares which constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely within the meaning of the Delaware General Corporation Law (the "DGCL").

    SECTION 4. Liquidation, Dissolution or Winding-Up.

    (A) Upon any voluntary or involuntary liquidation in whole, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the

Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation in whole, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation in whole, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $89.21 per share (the "Liquidation Preference"), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for distribution, and no more. If upon any liquidation in whole, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series A Preferred Stock shall not be entitled as such to any further right or claim to any of the remaining assets of the Corporation.

    (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, nor any partial liquidation of the Corporation, shall be deemed to be a liquidation in whole, dissolution or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

    (C) Written notice of any voluntary or involuntary liquidation in whole, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to the holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) calendar days prior to any payment date stated therein, or such shorter period prior to such payment date as may be necessary under the circumstances, to the holders of Series A Preferred Stock at the addresses shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

    SECTION 5. Conversion into Common Stock.

    (A) A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock at a conversion rate equal to the ratio of (i) the Liquidation Preference per share to (ii) an amount which initially shall be $89.21 and which shall be adjusted as hereinafter provided (and which amount, as it may be so adjusted from time to time, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one share of Common Stock for each share of Series A Preferred Stock so converted, which is subject to adjustment as the Conversion Price may be adjusted as hereinafter provided).

    (B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion, on any Business Day. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements, if any, of said certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

    (C) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall, as promptly as practicable after such surrender, issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

    (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock (otherwise than pursuant to paragraph 1(B), 5(H) or 5(I) hereof) shall be effective as of the close of business on the day of the surrender to the Corporation of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by a written notice of conversion, as provided by this Resolution. After the effective day of conversion, the shares of Series A Preferred Stock so converted shall no longer be deemed to be outstanding for any purpose, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to the holders of Common Stock of record on any date prior to such effective date. Except as otherwise expressly provided for herein, the Corporation shall not be obligated to pay any accumulated and unpaid dividends and accrued dividends on any shares of Series A Preferred Stock being converted pursuant to the provisions hereof or any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall be on or subsequent to the effective date of the conversion of such shares.

    (E) The Corporation shall not be obligated to deliver to the holders of Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in an amount equal to such fraction multiplied by the Current Market Price (as defined in paragraph 9(F) hereof) per share of the Common Stock at the close of business on the effective date of conversion of such shares. The Corporation shall pay all issue taxes, if any, incurred in respect of the Common Stock on conversion of shares of Series A Preferred Stock as set forth in paragraph 11(C) hereof.

    (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding and convertible pursuant to paragraph 5(A) hereof. Nothing contained herein shall preclude the Corporation from delivering shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the terms hereof; provided, that such shares of Common Stock held in the Corporation's treasury shall, at the effective time of such conversion, be free and clear of all liens and similar encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory or listing (to the extent the Common Stock is then listed) permits or other authorizations as may be required by law or the securities exchange or exchanges on which the Common Stock is then listed, if any, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock. The Corporation shall also take any corporate or other action which is reasonably necessary and permissible in order that the Corporation deliver such number of legally and validly issued and fully paid and nonassessable shares of Common Stock as may be required to effect said conversion.

    (G) Prior to the Distribution Date (as defined in Section 3(a) of the Rights Agreement (defined below)), if the Corporation issues shares of Common Stock upon conversion of shares of Series A Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock one right (a "Right," and collectively the "Rights") to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of November 25, 1986 between the Corporation and Harris Trust Company of New York, as Rights Agent, as such agreement may from time to time be amended (the "Rights Agreement"), or any similar rights issued to the holders of Common Stock of the Corporation in addition thereto or in replacement therefor. After the Distribution Date and prior to the redemption or expiration of the Rights, if the Corporation issues shares of Common Stock upon conversion of shares of Series A Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with such shares of Common Stock the appropriate number of Rights, or any similar rights, in connection therewith, in accordance with
Section 22, clause (a), of the Rights Agreement, or any similar successor provision, subject to the provisos therein.

    (H) In the event that the Trustee ceases to be the holder of any share of Series A Preferred Stock (except in the case of the redemption or repurchase of shares by the Corporation), such share of Series A Preferred Stock will automatically, without any act or deed on the part of the Corporation, the Trustee or any other person, be converted into the number of shares of Common Stock into which such share of Series A Preferred Stock would then be convertible if it were voluntarily presented for conversion in accordance with the other provisions of this Section 5 plus the right to receive an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon through the date of such automatic conversion. To the extent applicable, the other provisions of this
Section 5 shall govern any automatic conversion pursuant to this paragraph 5(H), subject to the following:

        (a) any share surrendered for transfer by the Trustee shall be deemed to have been surrendered for conversion by the transferee prior to the close of business on the day such share would otherwise be transferred into the transferee"s name on the books of the Corporation;

        (b) no notice of conversion need be submitted by either the Trustee or its transferee in order to effect the automatic conversion provided for hereby; and

        (c) notwithstanding any provisions of paragraph 5(A) hereof, each share of Series A Preferred Stock is subject to automatic conversion pursuant to this paragraph 5(H) at any time prior to such share having been redeemed or otherwise purchased by the Corporation.

    (I) In the event that the Trustee shall certify that conversion of a share of Series A Preferred Stock is necessary either (a) to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan or
(b) to make any payments of principal, interest or premium due and payable (whether as scheduled, upon redemption, upon acceleration or otherwise) under any indebtedness incurred by the holder for the benefit of the Plan, then such share of Series A Preferred Stock will automatically, upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed for conversion by the holder of such shares of Series A Preferred Stock in such notice but without any further act or deed on the part of the Corporation, the Trustee or any other person, be converted into the greater of
(i) the number of shares of Common Stock into which such share of Series A Preferred Stock would then be convertible if it were voluntarily presented for conversion in accordance with the other provisions of this Section 5 or (ii) the number of shares of Common Stock that, when multiplied by the Fair Market Value (as defined in paragraph 9(F) hereof) per share of Common Stock on the date of such automatic conversion, equals the Liquidation Preference per share plus, in each case, the right to receive an amount of cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon through the date of such automatic conversion; provided that the automatic conversion provided for in this paragraph 5(I) shall take effect only when and to the extent necessary for the satisfaction of either of the conditions set forth in clauses (a) and (b) of this paragraph 5(I); and provided, further, that, upon conversion of a share of Series A Preferred Stock in satisfaction of the condition described in clause (b) of this paragraph 5(I), the Corporation may, in lieu of such conversion, make payment to the Trustee in cash in an amount equal to the Fair Market Value (as defined in paragraph 9(F) hereof) of the shares of Common Stock into which such share of Series A Preferred Stock would be convertible pursuant to this paragraph 5(I).

    SECTION 6. Redemption At the Option of the Corporation.

    (A) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after December 15, 1992, or at any time after the date of issuance, if permitted by paragraph 6(C), 6(D) or 6(E) hereof, at the following redemption prices per share (or, if pursuant to paragraph 6(C) or 6(E) hereof, at the redemption price per share set forth therein):

                                                           REDEMPTION
                 DURING THE TWELVE-MONTH                      PRICE
              PERIOD BEGINNING DECEMBER 15,                 PER SHARE
              -----------------------------                ----------
1989.....................................................   $   96.35
1990.....................................................       95.64
1991.....................................................       94.92
1992.....................................................       94.21
1993.....................................................       93.49
1994.....................................................       92.78
1995.....................................................       92.06
1996.....................................................       91.35
1997.....................................................       90.64
1998.....................................................       89.92

and thereafter at the Liquidation Preference per share, plus, in each case, an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph 6(F) hereof. From and after the close of business on the date fixed for redemption, unless the Corporation shall have defaulted in the payment or setting aside in trust of moneys and/or shares of Common Stock at the time and place specified for the payment of the full redemption price (as set forth in this Section 6) pursuant to the redemption notice described in paragraph 6(B) hereof, all dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and will no longer be convertible and all rights in respect of such shares of the Corporation shall cease, except the rights to receive such full redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

    (B) Unless otherwise required by law, notice of any redemption effected pursuant to this Section 6 shall be sent to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the redemption date. Each such notice shall state: (i) the paragraph or clause within a paragraph of this Resolution pursuant to which the redemption is being effected, (ii) the redemption date; (iii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue from and after the close of business on such redemption date; and (vii) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

    (C) In the event (i) of a change (whether or not then effective) in the federal tax law of the United States of America which has or would have the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid or payable on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2)(C) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series A Preferred Stock are initially issued, (ii) that shares of Series A Preferred Stock are held by an employee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, or (iii) that the voting and tender rights associated with the Series A Preferred Stock and provided herein are not or cannot be directly or indirectly exercised by all or substantially all of the participants in the Plan (whether or not the shares thereof have been allocated under the Plan) other than as a result of an unintended failure of administrative services (such as postal services), then the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph 6(A) hereof, call for redemption any or all then outstanding shares of Series A Preferred Stock for an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series A Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series A Preferred Stock are redeemable thereunder), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for such redemption.

    (D) Notwithstanding anything to the contrary in paragraph 6(A) hereof, the Corporation may, in its sole discretion, elect to redeem any or all of the shares of Series A Preferred Stock at any time on or prior to December 15, 1992 on the terms and conditions set forth in paragraphs 6(A) and 6(B) hereof, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as reported by NASDAQ, in each case for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) calendar days of the notice of redemption, equals or exceeds one hundred fifty percent (150%) of the Conversion Price (giving effect in making such calculation to any adjustments required by Section 9 hereof).

    (E) In the event that the Plan is terminated in accordance with its terms, and notwithstanding anything to the contrary in paragraph 6(A) hereof, the Corporation shall, as soon thereafter as practicable and permissible under applicable state law and to the extent the Corporation shall have legally available funds for such payment, call for redemption all then outstanding shares of Series A Preferred Stock for an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series A Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series A Preferred Stock are then redeemable thereunder), plus an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date fixed for such redemption.

    (F) Notwithstanding any provision hereof to the contrary, the Corporation, at its option, may make payment of the redemption price or Liquidation Preference, as the case may be, plus, in each case, any amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date of such redemption, required upon redemption of shares of Series A Preferred Stock pursuant to Sections 6 and 7 hereof in cash or in shares of Common Stock (or fractional shares thereof), or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph 9(F) hereof). All shares of Common Stock to be delivered as full or partial payment of the redemption price to be paid pursuant to this Section 6 or Section 7 hereof shall be validly and legally issued, fully paid and nonassessable, and any shares of Common Stock delivered to make any such payment shall, at the effective time of such redemption, be free and clear of all liens and similar encumbrances.

    SECTION 7. Other Redemption Rights. On December 15, 2014 (the "Mandatory Redemption Date"), to the extent the Corporation shall have legally available funds for such payment, the Corporation shall redeem, or shall set aside in trust for the holders of the Series A Preferred Stock a sum in cash sufficient to redeem, all shares of the Series A Preferred Stock outstanding on such Mandatory Redemption Date, at a redemption price per share equal to the Liquidation Preference per share, plus an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the Mandatory Redemption Date. From and after the close of business on the Mandatory Redemption Date, unless the Corporation shall have defaulted in the payment or setting aside in trust of moneys and/or shares of Common Stock, all dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and will no longer be convertible and all rights in respect of such shares of the Corporation shall cease, except the rights to receive in full such redemption price per share, plus an amount in cash equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the Mandatory Redemption Date. If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligation pursuant to this Section 7, such mandatory redemption obligation shall be discharged as soon as the Corporation is able to discharge such obligation, but the redemption price shall be determined as of the date such redemption should have occurred. Until such time after the Mandatory Redemption Date as the Corporation shall redeem, or shall set aside in trust for the holders of the Series A Preferred Stock a sum in cash sufficient to redeem, all shares of the Series A Preferred Stock outstanding on such Mandatory Redemption Date in accordance with the provisions of this Section 7, the Corporation shall not declare or pay any cash dividend or make any distributions in cash on, or, directly or indirectly, purchase, redeem or otherwise acquire, any of its capital stock (including any warrants, rights or options exercisable for or convertible into any capital stock of the Corporation, but not including the Rights or any rights similar thereto) or permit any of its subsidiaries or affiliates, to, directly or indirectly, purchase or acquire any such capital stock. Until such time after the Mandatory Redemption Date as the Corporation shall redeem, or shall set aside in trust for the holders of the Series A Preferred Stock a sum in cash sufficient to redeem, all shares of the Series A Preferred Stock outstanding on such Mandatory Redemption Date in accordance with the provisions of this
Section 7, Preferred Dividends shall continue to accrue on any shares of Series A Preferred Stock required to be redeemed by this Section 7 and not so redeemed.

    SECTION 8. Consolidation, Merger, etc.

    (A) In the event that (i) the Corporation shall consummate any consolidation or merger pursuant to which the outstanding shares of Common Stock are exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series A Preferred Stock within the meaning of Section 4975(e)(8) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, or (ii) the Corporation shall consummate any sale of all or substantially all of the Corporation's assets pursuant to which consideration consisting solely of stock of any corporation that constitutes such qualifying employer securities with respect to a holder of Series A Preferred Stock is distributed to holders of Common Stock, together with, if applicable, a cash payment in lieu of fractional shares, if any, then the shares of Series A Preferred Stock of such holder shall, in connection with such consolidation, merger or such sale of all or substantially all of the Corporation's assets, be assumed by and shall become preferred stock of such successor, resulting or other corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, optional or other special rights (including the redemption and other rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common

Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election between two or more kinds of qualifying employer securities, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock so assumed by, and becoming (as described above) preferred stock of, such successor, resulting or other corporation shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the aggregate amount of the kind of qualifying employer securities receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind of qualifying employer securities receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Series A Preferred Stock as preferred stock of such successor, resulting or other corporation shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such consolidation, merger or sale of all or substantially all of the Corporation's assets unless all then outstanding shares of Series A Preferred Stock shall be assumed and authorized by the successor, resulting or other corporation as aforesaid.

    (B) In the event that (i) the Corporation shall consummate any consolidation or merger pursuant to which the outstanding shares of Common Stock are exchanged for or changed, reclassified or converted into stock or securities or cash or any other property, or any combination thereof, which consideration is not constituted solely of qualifying employer securities (as referred to in paragraph 8(A) hereof) and cash payments, if applicable, in lieu of fractional shares, or (ii) the Corporation shall consummate any sale of all or substantially all of the Corporation's assets pursuant to which consideration not consisting solely of stock constituting such qualifying employer securities and cash payments, if applicable, in lieu of fractional shares, is distributed, then outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph 8(C) hereof), be automatically converted by virtue of such consolidation, merger or such sale of all or substantially all of the Corporation's assets immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time so that each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be exchanged for or changed, reclassified or converted into, or shall entitle the holder thereof to otherwise receive, the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Series A Preferred Stock, then the shares of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be exchanged for or changed, reclassified or converted into, or shall entitle the holder thereof to otherwise receive, the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

    (C) In the event the Corporation shall enter into any agreement providing for any consolidation, merger or any sale of all or substantially all of the Corporation's assets, in each case, described in paragraph 8(B) hereof, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) Business Days before consummation of such transaction) give notice of such agreement and the material terms thereof, and the earliest date of consummation thereof, to each holder of Series A Preferred Stock, and if the Trustee would be unable to hold the consideration receivable under paragraph 8(B) hereof as a result of such transaction under the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, then each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series A Preferred Stock, a cash payment equal to the greater of (i) an amount per share equal to the redemption price per share which would be applicable were the Corporation to redeem such shares of Series A Preferred Stock pursuant to paragraph 6(A) hereof (without regard to whether such shares of Series A Preferred Stock are then redeemable thereunder), plus an amount equal to all accumulated and unpaid dividends (including dividends declared and set aside) and accrued dividends thereon to the date of the consummation of such transaction or (ii) the Fair Market Value (as defined in paragraph 9(F) hereof) of the Common Stock into which such Series A Preferred Stock could be converted pursuant to paragraph 5(A) hereof on the date of consummation of such transaction. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the third Business Day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the third Business Day prior to consummation of such transaction.

    (D) In the event the Corporation shall, at any time or from time to time while the shares of Series A Preferred Stock are outstanding, make a Distribution of Other Securities (as defined in paragraph 9(F) hereof), whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which neither paragraph 8(A) nor 8(B) hereof apply), then upon any subsequent conversion of shares of the Series A Preferred Stock, the holder thereof shall receive, in addition to any shares of Common Stock received upon such conversion pursuant to any other provisions hereof, the aggregate amount of Other Securities (as defined in paragraph 9(F) hereof) which such holder would have received had it converted such shares of Series A Preferred Stock immediately prior to the distribution date with respect to such Distribution of Other Securities and thereafter retained such Other Securities (and any other cash, securities, evidences of indebtedness or other property subsequently distributed with respect thereto or exchanged therefor) until the date of such conversion.

    (E) In the event the Corporation shall, at any time or from time to time while the shares of Series A Preferred Stock are outstanding, effect a Repurchase for Other Property (as defined in paragraph 9(F) hereof), then upon any subsequent conversion of shares of the Series A Preferred Stock, the holder thereof shall receive the aggregate amount of Other Property (as defined in paragraph 9(F) hereof) which such holder would have received had it converted such shares of Series A Preferred Stock immediately prior to the date of repurchase with respect to such Repurchase for Other Property and had all such shares of Common Stock so issued upon such conversion been tendered and (subject to any proration or similar terms of such Repurchase for Other Property, but without giving effect to any provisions of such Repurchase for Other Property regarding fractional shares) repurchased in such Repurchase for Other Property, together with that number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to the date of repurchase with respect to such Repurchase for Other Property which shares of Common Stock so issued upon such conversion would not have been repurchased in such Repurchase for Other Property (due, for example, to the proration or similar terms of such Repurchase for Other Securities) and had such holder thereafter retained such Other Property (and any other cash, securities, evidences of indebtedness or other property subsequently exchanged therefor) until the date of such conversion; provided that such Other Property shall be issued as of such conversion date and any dividend or interest thereon shall accrue from such conversion date.

    SECTION 9. Anti-dilution Adjustments.

    (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or
(iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, then, subject to the provisions of paragraphs 9(D) and 9(E) hereof, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

    (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to the holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (including without limitation any securities convertible into such Common Stock or any right or warrant to purchase such convertible securities, but not including as such a right or warrant any Rights (as defined in Section 5) or any similar rights) at a purchase price per share less than the Fair Market Value (as defined in paragraph 9(F) hereof) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs 9(D) and 9(E) hereof, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock on the date of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants. An adjustment made pursuant to this paragraph 9(B) shall be given effect, upon issuance of such rights or warrants, as of the record date for the determination of stockholders entitled to receive such rights or warrants (on a retroactive basis); provided, that, to the extent shares of Common Stock otherwise issuable upon exercise of such rights or warrants are not delivered after the expiration of such rights or warrants, the Conversion Price will be readjusted (but only with respect to shares of Series A Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon such issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

    (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend or distribution, or effect a Pro Rata Repurchase (as hereinafter defined), the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs 9(D) and 9(E) hereof, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Current Market Price of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, on such date, and the denominator of which is the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation, multiplied by
(b) the Current Market Price of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to the holders of Common Stock. Such notice shall indicate the intended record date, ex-dividend date, the applicable expiration date, if any, the amount and nature of such dividend or distribution, and the Other Securities, if any, to be distributed in connection therewith, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by, and the Other Property, if any, to be distributed by, the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

    (D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

    (E) The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

    (F) For purposes of this Resolution, the following definitions shall apply:

        "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Distribution of Other Securities" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph 9(B) hereof and excluding the Rights and any similar rights), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation but excluding cash) or any combination thereof (such shares of capital stock, other securities, evidences of indebtedness and other property being herein referred to as "Other Securities").

        "Extraordinary Distribution" shall mean any dividend or other distribution to the holders of Common Stock (effected while any of the shares of Series A Preferred Stock are outstanding) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with (i) the aggregate Fair Market Value of all other Securities included in Distributions of Other Securities made during the preceding period of 12 months and (ii) the aggregate amount of all Pro Rata Repurchases and the aggregate Fair Market Value of all Repurchases for Other Property (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase or Repurchase for Other Property, as the case may be, which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or Repurchase for Other Property, as the case may be, or the date of purchase with respect to any other Pro Rata Repurchase or Repurchase for Other Property, as the case may be, which is not a tender offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution. The amount of an Extraordinary Distribution for purposes of paragraph (C) of this Section 9 shall be equal to the sum of such Extraordinary Distribution plus the amount of any cash dividends or distributions which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to said paragraph (C).

        "Fair Market Value" shall mean (a) as to cash, the amount of cash, and
    (b) as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security on each trading day during the Adjustment Period, which firm shall be selected for such purpose by the Board of Directors of the Corporation or a committee thereof. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

        "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof for cash, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer designed to be available to all or substantially all of the holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market or privately-negotiated transactions shall be deemed a Pro Rata Repurchase, so long as in any such case offers to effect such purchases shall not be made to all or substantially all of the holders of Common Stock. For purposes of this paragraph 9(F), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act (or any successor provision) on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

        "Repurchase for Other Property" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof for shares of other capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation but excluding cash), or any combination thereof (such shares of capital stock, other securities, evidences of indebtedness and other property being herein referred to as "Other Property"), effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to

    Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer designed to be available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market or privately-negotiated transactions shall be deemed a Repurchase for Other Property, so long as in any such case offers to effect such purchases shall not be made to all or substantially all of the holders of Common Stock.

    (G) Whenever an adjustment to the Conversion Price and the related voting rights of the Series A Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including the determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series A Preferred Stock.

    SECTION 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

    (A) The Series A Preferred Stock shall rank senior to the Series A Junior Participating Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation in whole, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of Preferred Stock, par value $1.00 per share, of the Corporation, the Series A Preferred Stock shall rank junior to all series of the Corporation's Preferred Stock, par value $1.00 per share, as to the payment of dividends and the distribution of assets on liquidation in whole, dissolution or winding-up.

    (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the DGCL if, as a result thereof, the surplus of the Corporation for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series A Preferred Stock during the following three years.

    (C) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series A Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

    SECTION 11. Miscellaneous.

    (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage pre-paid, addressed: (i) if to the Corporation, to its office at International Plaza, P.O. Box 8000, Englewood Cliffs, New Jersey 07632 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

    (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock, par value $.25 per share, as the same exists at the date of filing of a Certificate of Designations relating to Series A Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to
Section 9 of this Resolution, the holder of any share of the Series A Preferred Stock surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

    (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

    (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

    (E) Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary liquidation in whole, dissolution or winding-up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

    (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

    FIFTH: The Board of Directors is expressly authorized and empowered to adopt, amend and repeal By-laws, subject to the power of the stockholders to amend or repeal any By-law made by the Board of Directors.

    SIXTH: Unless and except to the extent that the By-laws shall so require, the election of directors need not be by written ballot.

    SEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed or permitted by said laws; and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article SEVENTH.

    EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine nor more than twenty-one directors (exclusive of directors referred to in the following paragraph), the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board of Directors pursuant to this paragraph. At the 1986 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1987, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor.

    Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Certificate of Incorporation and any resolution or resolutions adopted by the Board of Directors pursuant thereto, and such directors shall not be divided into classes unless expressly so provided therein.

    NINTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, unless a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon.

    TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend, or for an improper repurchase or redemption of the stock of the Corporation, in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    IN WITNESS WHEREOF, this Certificate has been signed by the Chairman of the Board of the Corporation, and the corporate seal of the Corporation has been hereunto affixed and attested to by the Secretary of the Corporation, all as of the 22nd day of April, 1993.

                                          CPC INTERNATIONAL INC.


                                          By  /S/ CHARLES R. SHOEMATE
                                            ----------------------------
                                                  Charles R. Shoemate
                                                 Chairman of the Board

ATTEST:

      /S/ JOHN B. MEAGHER
- ------------------------------------
          John B. Meagher
             Secretary